SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 12, 2003

New Plan Excel Realty Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-12244	33-0160389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1120 Avenue of the Americas, 12th Floor
New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(212) 869-3000

Not applicable

(Former name or former address, if changed since last report)

Item 5.                                                           Other Events

New Plan Excel Realty Trust, Inc. (the “Company”) is filing as Exhibit 99.1 a description of certain material federal income tax considerations to holders of medium-term notes relating to the taxation of the Company as a real estate investment trust for federal income tax purposes and the purchase, ownership and disposition of the Company’s medium-term notes due nine months or more from date of issue.  This description replaces and supersedes prior descriptions of the federal income tax considerations to holders of medium-term notes to the extent that they are inconsistent with the description contained in this Form 8-K.

Certain statements in the description of material federal income tax considerations may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results of the Company to differ materially from historical results or from any results expressed or implied by such forward-looking statements, including without limitation: changes in the global political environment; national and local economic conditions; the competitive environment in which the Company operates; financing risks; property management risks; acquisition, disposition, development and joint venture risks, including risks that developments and redevelopments are not completed on time or on budget and strategies, actions and performance of affiliates that the Company may not control; potential environmental and other liabilities; and other factors affecting the real estate industry generally. The Company refers you to the documents filed by the Company from time to time with the Securities and Exchange Commission, specifically the section titled “Business-Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002, which discuss these and other factors that could adversely affect the Company’s results.

Item 7.                                                         Financial Statements and Exhibits

(c)   Exhibits.

Exhibit Number	Description

99.1	Material Federal Income Tax Considerations to Holders of Medium-Term Notes

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Plan Excel Realty Trust, Inc.

Date: November 12, 2003	By:	/s/ Steven F. Siegel
Steven F. Siegel Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Material Federal Income Tax Considerations to Holders of Medium-Term Notes